EXHIBIT B

                              AFFILIATE LETTER

Chrysler Corporation
1000 Chrysler Drive
Auburn Hills, Michigan  48326-2766

Daimler-Benz Aktiengesellschaft
70546 Stuttgart, Germany

Oppenheim Aktiengesellschaft
c/o Sal. Oppenheim jr. & Cie.
Unter Sachsenhausen 4
50667 Cologne, Germany

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Chrysler Corporation, a Delaware corporation ("Chrysler"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases No. 130 and No. 135, as amended, of the Commission. Pursuant to the terms of the Business Combination Agreement, dated as of May 7, 1998 (the "Business Combination Agreement"), among Daimler-Benz Aktiengesellschaft, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Daimler"), Chrysler and Oppenheim Aktiengesellschaft, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Newco"), pursuant to which (i) Newco will exchange one ordinary share of no par value of Newco (the "Newco Ordinary Shares") or one Newco American Depositary Share representing one Newco Ordinary Share (the "Newco ADSs") for each outstanding ordinary share of DM 5 nominal value of Daimler or the corresponding no par value share, as the case may be (the "Daimler Ordinary Shares") or Daimler American Depositary Share representing one Daimler Ordinary Share (the "Daimler ADSs") tendered pursuant to an exchange offer being made by Newco to all holders of Daimler Ordinary Shares and Daimler ADSs (the "Exchange Offer"), (ii) simultaneously with the closing of the Exchange Offer, a special purpose merger subsidiary will merge with and into Chrysler (the "Chrysler Merger") whereby the Chrysler stockholders will have the right to receive Newco ADSs in exchange for their shares of common stock, par value $1.00 per share, of Chrysler (the "Chrysler Common Stock"), and (iii) following the Exchange Offer, Daimler will merge with and into Newco and all remaining outstanding Daimler Ordinary Shares and Daimler ADSs will be converted into Newco Ordinary Shares or Newco ADSs, as the case may be, and (iv) stockholders of each of Chrysler and Daimler will become stockholders of Newco. Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Business Combination Agreement.

          As a result of the Chrysler Merger, I may receive Newco ADSs. I would receive such Newco ADSs in exchange for shares (or upon exercise of options for shares) owned by me of Chrysler Common Stock.

          1. I hereby represent, warrant and covenant to Newco, Chrysler and Daimler that in the event I receive any Newco ADSs as a result of the Chrysler Merger:

          A. I shall not make any offer, sale, pledge, transfer or other disposition of the Newco ADSs in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Business Combination Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Newco ADSs, to the extent I felt necessary, with my counsel or counsel for Chrysler.

          C. I have been advised that the issuance of the Newco ADSs to me pursuant to the Chrysler Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Chrysler Merger is submitted for a vote of the stockholders of Chrysler, (a) I may be deemed to be an affiliate of Chrysler and (b) the distribution by me of the Newco ADSs has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Newco ADSs issued to me in the Chrysler Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act, or (iii) in the opinion of counsel reasonably acceptable to Newco, or a "no action" letter obtained by the undersigned from the staff of the Commission such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that except as provided for in the Business Combination Agreement, Newco is under no obligation to register the sale, transfer or other disposition of the Newco ADSs by me or on my behalf under the Act or, except as provided in paragraph 2 below, to take any other action necessary in order to make compliance with an exemption from such registration available.

E. I further represent to, and covenant with, Newco, Daimler and Chrysler that I will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to shares of Chrysler Common Stock that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Newco ADSs received by me in the Chrysler Merger or any other shares of the capital stock of Newco until after such time as results covering at least 30 days of operations of Newco have been published by Newco, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 20-F or 6-K, or any other public filing or announcement which includes the combined results of operations of Chrysler and Daimler (the period commencing 30 days prior to the
     Effective Time and ending on the date of the publication of the post-Chrysler Merger financial results is referred to herein as the "Pooling Period"). Newco shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that during the aforementioned period, subject to providing written notice to Newco, I will not be prohibited from selling up to that number of Newco ADS or Chrysler shares I may sell (assuming that the shares that may be sold by other affiliates of Chrysler pursuant to the corresponding letters being executed by them were, in fact, sold) within the limits set forth in SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76 or from making charitable contributions or bona fide gifts. I covenant with Newco that I will not sell, transfer or otherwise dispose of any other such shares during the period commencing on the Effective Time and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts.

          F. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Chrysler as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

          2. By Newco's acceptance of this letter, Newco hereby agrees with me that for so long as and to the extent necessary to permit me to sell the Newco ADSs pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Newco shall (a) use its reasonable best efforts (i) to file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) to furnish me upon request a written statement as to whether Newco has complied with such reporting requirements during the 12 months preceding any proposed sale of the Newco ADSs by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

                                            Very truly yours,

                                            TRACINDA CORPORATION


                                            By: /s/ Anthony L. Mandekic
                                               --------------------------------
                                               Name:  Anthony L. Mandekic
                                               Title: Secretary/Treasurer


Agreed and accepted this 7th day
of May, 1998, by

DAIMLER-BENZ AKTIENGESELLSCHAFT


By: /s/ Juergen E. Schrempp
   --------------------------------
   Name:  Juergen E. Schrempp
   Title: Chairman of the Board
          of Management


By: /s/ Eckhard Cordes
   --------------------------------
   Name:  Eckhard Cordes
   Title: Member of the Board
          of Management

CHRYSLER CORPORATION


By: /s/ Gary C. Valade
   --------------------------------
   Name:  Gary C. Valade
   Title: Executive Vice President
          and Chief Financial Officer


OPPENHEIM AKTIENGESELLSCHAFT


By: /s/ Johannes Maret
   --------------------------------
   Name:  Johannes Maret
   Title:


By:
   --------------------------------
   Name:
   Title: